Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • February 2015



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: February 2015

Currencies: The U.S dollar strengthened against global counterparts on renewed beliefs the U.S. Federal Reserve will raise interests rates in the near term. Strong economic indicators, including better-than-expected U.S. jobless claims data and durable goods orders, added to the strength of the dollar. The euro declined as investors prepared for the start of the European Central Bank's new quantitative easing initiatives.

Energy: Crude oil prices climbed as production fell and demand rose. Natural gas and heating oil markets also moved higher as demand for heating fuels increased due to cold temperatures in the U.S.

Equities: Global equity markets rose to all-time highs on upbeat corporate earnings reports in the U.S. and on renewed beliefs the Greek government would not default on its debt obligations. The rallies were strengthened after Federal Reserve Chair Yellen reaffirmed the Federal Reserve would wait to raise U.S. interest rates until at least mid-year. The Japanese Nikkei 225 index finished near a 15-year high due to bullish economic data from the region.

Fixed Income: U.S. fixed income markets fell as global investors liquidated debt positions and shifted their focus towards riskier assets. U.S. debt markets fell after U.S. employment data showed a decline in weekly U.S. jobless claims. U.K. fixed-income markets lost value following reports of significant improvement in the U.K. labor market.

Grains/Foods: Corn and wheat markets rose as intra-month weakness in the U.S. dollar made U.S. grains more attractive to international buyers. Concerns about crop damage caused by recent cold weather also cause prices to rise. Soybean and cocoa markets moved higher because of weak supply forecasts. Coffee prices fell after rains in Brazil eased previous supply concerns.

Metals: Gold markets fell after the Greek government reached a new debt agreement with its European creditors. Strength in the U.S. dollar and lower demand for safe-haven assets also put pressure on gold. Copper markets moved higher due to stronger-than-expected Chinese manufacturing activity.

A Units (Closed)

			2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
			11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%	4.5%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%	4.2%	2.2%	0.6%	4.9%	0.6%	**6.7%**
2015	2.8%	-0.3%											**2.6%**

B Units (Closed)

						2003	2004	2005	2006	2007	2008	2009	2010
						7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%	3.8%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%	4.2%	2.2%	0.5%	4.9%	0.6%	**6.1%**
2015	2.8%	-0.3%											**2.5%**

Legacy 1 Units

												2009	2010
												-3.4%	6.1%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.4%	2.4%	-2.2%	3.8%	-6.6%	-3.6%	3.2%	-1.6%	-1.5%	-4.3%	-0.4%	0.1%	**-11.0%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%	-5.5%	-0.4%	0.7%	**-4.0%**
2013	1.7%	-2.7%	1.4%	1.2%	-2.7%	-2.9%	0.0%	-2.0%	-0.7%	1.8%	2.4%	1.1%	**-1.8%**
2014	-4.6%	1.4%	-2.7%	0.3%	1.1%	0.7%	-0.7%	4.3%	2.4%	0.7%	5.0%	0.7%	**8.6%**
2015	2.9%	0.0%											**2.9%**

Global 1 Units

												2009	2010
												-4.3%	2.9%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.2%	**-1.2%**
2014	-4.6%	1.4%	-2.6%	0.4%	1.1%	0.8%	-0.7%	4.3%	2.4%	0.8%	5.3%	0.8%	**9.3%**
2015	3.0%	0.0%											**3.0%**

Global 3 Units

												2009	2010
												-6.0%	0.7%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%	4.2%	2.2%	0.7%	5.2%	0.7%	**7.5%**
2015	2.8%	-0.1%											**2.7%**

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

A, B and Legacy Units

Trading Performance by Sector


4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
February
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
20%	8%	38%	21%	9%	4%

Global Units

Trading Performance by Sector


4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
February
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
20%	8%	38%	21%	9%	4%

Sector Positions at Month-End


Commodities 21%
Financials 79%
Energies 8%
Grains 9%
Metals 4%
Currencies 20%
Equities 38%
Fixed Income 21%
Mar 14
Apr 14
May 14
Jun 14
Jul 14
Aug 14
Sep 14
Oct 14
Nov 14
Dec 14
Jan 15
Feb 15
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.78%	4.19%	6.31%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - February 2015	
Total Fund Assets (A,B, Legacy, Global)	$299M
12-Month Return	13.5%
Average 12-Month Return	15.0%
36-Month Cumulative Return	-2.0%
60-Month Cumulative Return	-3.1%
Compounded Annualized ROR	11.3%
3-Year Compounded Annualized ROR	-0.7%
5-Year Compounded Annualized ROR	-0.6%
10-Year Compounded Annualized ROR	1.8%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 - 3/14)	-30.3%
Average 1-month Gain	6.0%
Average 1-month Loss	-4.1%
# of Winning Months	164
# of Losing Months	150

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2005 - December 2014	
Moved in Opposite Directions	41%
Positive Results for Both	37%
Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.